EXHIBIT 32
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the filing of the Annual Report on Form 10-K for the year ended December 31, 2013 (the “Report”) by Arkansas Best Corporation (the “Registrant”), each of the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

ARKANSAS BEST CORPORATION
(Registrant)

Date: February 28, 2014	/s/ Judy R. McReynolds
Judy R. McReynolds President – Chief Executive Officer and Principal Executive Officer

ARKANSAS BEST CORPORATION
(Registrant)

Date: February 28, 2014	/s/ Michael E. Newcity
Michael E. Newcity Senior Vice President – Chief Financial Officer, Principal Financial Officer, and Chief Information Officer